UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2007

BEXIL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	File Number 001-12233 (Commission File Number)	13-3907058 (I.R.S. Employer Identification No.)

11 Hanover Square, New York, New York (Address of principal executive offices)	10005 (Zip code)

Registrant's telephone number, including area code: 1-212-785-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 14, 2007, Bexil Corporation (the "Company") issued a press release announcing financial results for the second quarter ended June 30, 2007. A copy of the August 14, 2007 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this report on Form 8-K (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
Exhibit No.	Description of Exhibit

99.1	Press Release Announcing Financial Results for the Second Quarter Ended June 30, 2007

BEXIL CORPORATION
Date: August 14, 2007	/s/Thomas O’Malley

Thomas O’Malley
Chief Financial Officer

EXHIBIT 99.1

News Release	AMEX: BXL
For Immediate Release	CUSIP 088577101

Bexil Corporation Announces Second Quarter 2007 Financial Results

NEW YORK – Bexil Corporation (AMEX: BXL) today reported its financial results for the second quarter ended June 30, 2007.

Bexil recorded net income of $56,803 or $0.06 per share on a diluted basis for the six months ended June 30, 2007 compared to net income of $21,673,904 or $23.49 per share on a diluted basis in 2006.

Our primary source of income since the sale of our fifty percent interest in York Insurance Services Group, Inc. (“York”) in April 2006 has been from interest and dividends earned from U.S. Treasury securities and money market funds. Interest and dividend income increased $14,000 and $320,000 for the three months and six months ended June 30, 2007, respectively, compared to 2006. Total expenses decreased $1,928,000 and $1,870,000 for the three months and six months ended June 30, 2007, respectively, compared to 2006. As a result of the York sale revenue earned from York and the recognition of equity in the earnings of York ceased. In 2006, we recognized a loss from the equity in the earnings of York of $734,000.

At June 30, 2007, we had positive working capital of $37,847,948, total assets of $38,217,740, no long term debt, and shareholders equity of $37,973,134. Our book value per share at June 30, 2007 (883,592 shares issued and outstanding) was $42.98.

Business Overview

Since the sale of the York shares, we have been operating to acquire and/or develop one or more businesses. There are no limits on the types of businesses or fields in which we may devote our assets. We have not agreed to acquire any business as of the date of this press release. We have no plans to dissolve and liquidate the Company. We are currently engaged in the business of evaluating opportunities to develop and acquire long term acute care hospitals and other enterprises.

Our acquisition parameters for a public company and private business are

•	A proven track record with demonstrated earning power.
•	Sales between $10 million and $50 million.
•	A seasoned business with solid customer relations.
•	Good return (at least 15%) on equity, little or no debt.
•	Solid management must remain. Audited financials required.
•	Particularly interested in a “spin-off” from a larger company.

We generally are not interested in acquiring (but we may develop) start-ups, turnarounds, or high tech. We will sign a confidentiality agreement and will protect a broker’s sell agreement. If the seller quotes a price, we will respond promptly.

About Bexil Corporation

Bexil is a holding company. Bexil’s quarterly reports on Form 10-QSB for 2007 and its Annual Report on Form 10-KSB for the year ended December 31, 2006 may be accessed at www.sec.gov and at www.bexil.com. More information about Bexil may be found at www.bexil.com. Approximately 25% of Bexil’s shares are owned by Winmill & Co. Incorporated (OTC: WNMLA), which is engaged through subsidiaries in stock market and gold investing through its investment management of equity and gold mutual funds.

Safe Harbor Note

Certain of the statements and predictions contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, any statements, projections or estimates that include or reference the words “believes,” “intends,” “anticipates,” “plans,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. More information on potential risks and uncertainties is available in the Company’s recent filings with the Securities and Exchange Commission, including its Form 10-KSB, quarterly Form 10-QSB reports and Forms 8-K.

The Company views book value per share, a non-GAAP financial measure, as an important indicator of financial performance. Presented in conjunction with other financial information, the combined presentation can enhance an investor’s understanding of the Company’s underlying financial condition and results from operations. The definition of book value as presented in this press release is shareholder’s equity divided by currently issued and outstanding shares.

Contact:	Thomas O’Malley
Chief Financial Officer

1-212-785-0400, ext. 267

tomalley@bexil.com

www.bexil.com